Exhibit 10.1

AMENDMENT TO

UNSECURED PROMISSORY NOTE

THIS AMENDMENT TO UNSECURED PROMISSORY NOTE (this “Amendment”), is made as of December 29, 2011 by and between AGRP HOLDING CORP., a Delaware corporation (“AGRP”) and GOOD SAM ENTERPRISES, LLC, a Delaware limited liability company and successor by conversion from Affinity Group, Inc. (“GSE”).

W I T N E S S E T H:

WHEREAS, AGRP is indebted to GSE in the original amount of $4,835,000 pursuant to the terms of a promissory note dated December 5, 2001 (the “Note”);

WHEREAS, AGRP and GSE are parties to an amended and restated management agreement dated as of December 6, 2001 (the “Management Agreement”);

WHEREAS, AGRP has agreed to amend the Management Agreement to provide that the Management Fee not be reduced as the result of any increase in debt service on AGRP’s indebtedness (the “Management Agreement Amendment”);

WHEREAS, GSE is a party to an Indenture with respect to GSE’s 11.50% Senior Secured Notes Due 2016 (the “Bonds”);

WHEREAS, the Note matures on December 31, 2011 and AGRP is desirous of extending all payments of principal and interest on the Note until the maturity of the Bonds, whether by acceleration or otherwise, in consideration, inter alia, of the Management Agreement Amendment; and

WHEREAS, GSE has agreed to amend the Note in consideration of the Management Agreement Amendment.

NOW, THEREFORE, in consideration of the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto mutually agree as follows:

1.            The parties hereto agree that, notwithstanding the terms of the Note to the contrary, all payments of principal and interest on the Note are hereby extended until the maturity of the Bonds, whether by acceleration or otherwise, in consideration, inter alia, of the Management Agreement Amendment.

2.             Except as herein specifically amended and modified, the Note shall remain in full force and effect. This Amendment constitutes the entire agreement between the parties relative to the subject matter hereof, and may not be modified, supplemented, discharged or rescinded except by an instrument in writing executed by both parties to this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written in their respective names by their duly authorized officers.

AGRP HOLDING CORP.

By:		/s/ Brent Moody
	Its:	Vice President

GOOD SAM ENTERPRISES, LCC

By:		/s/ Marcus Lemonis
	Its:	Chief Executive Officer